    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2001
                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        STERLING CHEMICALS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              76-0185186
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                1200 Smith Street
                                   Suite 1900
                            Houston, Texas 77002-4312
                                 (713) 650-3700
               (Address, including zip code, and telephone number
                         of Principal Executive Offices)

                        STERLING CHEMICALS HOLDINGS, INC.
                     OMNIBUS STOCK AWARDS AND INCENTIVE PLAN
                                  (As Amended)
                            (Full title of the plan)

                                 KENNETH M. HALE
                                 GENERAL COUNSEL
                                1200 SMITH STREET
                                   SUITE 1900
                            HOUSTON, TEXAS 77002-4312
                                 (713) 650-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                    copy to:
                             ANDREW P. BECNEL, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                                        Proposed
                                                                         Proposed       Maximum
                                                                         Maximum        Aggregate
             Title of Securities                    Amount to be      Offering Price    Offering        Amount of
               to be Registered                   Registered(1)(2)     Per Share(3)     Price(3)    Registration Fee(2)
               ----------------                   ----------------     ------------     --------    -------------------
Common Stock, par value $0.01 per share              1,000,000 Shares    $0.53125       $531,250.00      $133.00

(1) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) 1,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), were registered on Form S-8 (File No. 333-52795) on May 15, 1998 on which date a fee of $2,433.75 was paid, and 1,000,000 shares are being registered herewith. Pursuant to Rule 429 under the Act, the Prospectus included herein shall relate to the 1,000,000 shares of the registrant's Common Stock previously registered.
(3) Estimated solely for the purpose of calculating the registration fee, based on the last sale price reported of the Common Stock on February 12, 2001 of $0.53125.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's registration statement on Form S-8 (No. 333-52795), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on May 15, 1998, relating to the Sterling Chemicals Holdings, Inc. Omnibus Stock Awards and Incentive Plan, as amended.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this registration statement the following documents previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"): (a) the Company's Annual report on Form 10-K for the year ended September 30, 2000; and
(b) the description of the Company's common stock contained in the Registration Statement on Form 8-A (File No. 1-10059) filed with the Commission on September 22, 1988,as amended by Amendment No. 1 to the Registration Statement on Form 8-A/A (File No. 1-10059) filed with the Commission on February 14, 2001.

         Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

Exhibit
Number     Description

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

23.1*      Consent of Deloitte & Touche LLP.

23.2*      Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
           Exhibit 5.1 to this Registration Statement).

24.1* Powers of Attorney (set forth on the signature page of this Registration Statement).

----------
*filed herewith

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of February, 2001.

                                       STERLING CHEMICALS HOLDINGS, INC.



                                       By:  /s/ FRANK P. DIASSI
                                          -----------------------
                                          Frank P. Diassi
                                          Chairman of the Board

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of STERLING CHEMICALS HOLDINGS, INC. (the "Company") hereby constitutes and appoints Frank P. Diassi, Gary M. Spitz and David G. Elkins, and each one of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE 16th DAY OF FEBRUARY, 2001.

       Signature                                       Title
       ---------                                       -----

    /s/ FRANK P. DIASSI                   Chairman of the Board of Directors
    -------------------                   (Principal Executive Officer)
      Frank P. Diassi

    /s/ ROBERT W. ROTEN                   Vice Chairman of the Board of Directors
    -------------------
      Robert W. Roten

   /s/ ALLAN R. DRAGONE                   Director
   --------------------
     Allan R. Dragone

   /s/ FRANK J. HEVRDEJS                  Director
   ---------------------
     Frank J. Hevrdejs

   /s/ T. HUNTER NELSON                   Director
   --------------------
     T. Hunter Nelson

     /s/ ROLF H. TOWE                     Director
     ----------------
       Rolf H. Towe

     /s/ GARY M. SPITZ                    Executive Vice President - Finance
     -----------------                    and Chief Financial Officer
       Gary M. Spitz                      (Principal Financial Officer)

 /s/ PAUL G. VANDERHOVEN                  Vice President - Finance
 -----------------------                  and Controller
   Paul G. Vanderhoven                    (Principal Accounting Officer)

   /s/ DAVID G. ELKINS                    President and Director
  -------------------
    David G. Elkins

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
5.1*       Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

23.1*      Consent of Deloitte & Touche LLP.

23.2*      Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
           Exhibit 5.1 to this Registration Statement).

24.1* Powers of Attorney (set forth on the signature page of this Registration Statement).

----------
*filed herewith